Exhibit 23.5

                            CONSENT OF SG BARR DEVLIN



   We hereby consent to the inclusion of our opinion letter to the Board of Directors of Consumers Water Company ("Consumers") as Annex C to the Joint Proxy Statement/Prospectus relating to the proposed merger of Consumers into a wholly owned subsidiary of Philadelphia Suburban Corporation contained in the Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-63237), and to the references to our firm and such opinion in such Joint Proxy Statement/ Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.



                                              /s/ SG BARR DEVLIN
                                              -------------------------------



September 21, 1998